Exhibit 5.1
DEWEY BALLANTINE LLP
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333
June 14, 2006
Alleghany Corporation
7 Times Square Tower
New York, NY 10036
Ladies and Gentlemen:
     We have acted as counsel for Alleghany Corporation, a Delaware corporation (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time of (i) shares of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) and (ii) shares of preferred stock, par value $1.00 per share, of the Corporation (collectively with the Common Stock, the “Securities”). The Registration Statement includes the Corporation’s prospectus (the “Prospectus”), which shall be supplemented from time to time by one or more prospectus supplements.
     We are familiar with the proceedings of the Corporation relating to the authorization and issuance of the Securities. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.
     Based upon the foregoing, we are of the opinion that the Securities have been duly authorized and, when issued and sold by the Corporation in the manner contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement, will be legally issued, fully paid and nonassessable.
     We are members of the Bar of the State of New York, and in expressing the foregoing opinion, we are not passing upon the laws of any jurisdiction other than the Delaware General Corporation Law.
     The foregoing opinion is rendered as of the date hereof, and we disclaim any obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we come within the category
NEW YORK WASHINGTON, D.C. LOS ANGELES EAST PALO ALTO HOUSTON AUSTIN
LONDON WARSAW FRANKFURT MILAN ROME BEIJING PRAGUE (Associated Office)

Alleghany Corporation
June 14, 2006

of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, DEWEY BALLANTINE LLP